                                                                   EXHIBIT 99.00

               REPORT OF MANAGEMENT ON CREDIT CARD TRUST CONTROL
          STRUCTURE POLICIES AND PROCEDURES AND POOLING AND SERVICING
                             AGREEMENT COMPLIANCE


Control Structure Policies and Procedures
- -----------------------------------------

First USA Bank (the "Bank"), a wholly owned subsidiary of First USA Financial, Inc. which is a wholly owned subsidiary of First USA, Inc., is responsible for establishing and maintaining effective control structure policies and procedures over the functions performed as servicer of the Bank's Credit Card Master Trust (the "Trust"), listed on Appendix 1. These policies and procedures are designed to provide reasonable assurance to the Bank's management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the applicable Pooling and Servicing Agreement
(PSA) and PSA Supplements (the "Agreements") as applicable between the Bank as transferor and servicer and the trustee (specific PSA's and trustee are identified on Appendix 1) and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any control structure policies and procedures, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective control structure policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the control structure policies and procedures may vary over time.

The Bank has determined that the objectives of its control structure policies and procedures, with respect to servicing and reporting of transferred loans, are to provide reasonable, but not absolute assurance that:

* Funds collected are appropriately remitted to the trustee in accordance with the Agreements.

* The addition of Accounts to the Trust are authorized in accordance with the Agreements.

* The removal of Accounts from the Trust are authorized in accordance with the Agreements.

* Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

* Daily Trust reports are prepared and contain the required information in accordance with the Agreements.

* Monthly Trust reports generated pursuant to the Agreements contain the required information per the applicable section of the Agreements, are materially correct and agree to the Bank's computer reports which are the source of such amounts contained in the reports.

* On an annual basis, the servicer will deliver to the trustee an Annual Servicer's Certificate.

* The amount of Investor Charge-Offs are calculated in accordance with the Agreements.

* The payments to Certificateholders are made by the trustee in accordance with the Agreements.

The Bank has assessed its control structure policies and procedures over the functions performed as servicer of the Trust in relation to these criteria.
This assessment assumed the accuracy of reports prepared by the Bank's third party credit card processor and did not extend to the control structure policies and procedures of the Bank's third party credit card processor. Based upon this assessment, the Bank maintained that, as of June 30, 1996, its control structure policies and procedures over the functions performed as servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreements between the Bank as transferor and servicer and the trustee and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
- ------------------------------------------

The Bank is responsible for complying with the Agreements listed in Appendix 1 to this report. The Bank assessed its compliance, as of June 30, 1996 and for the compliance periods then ended, with the relevant covenants and conditions identified in the Appendix for each of the Agreements. In performing this assessment, the Bank assumed the accuracy of reports prepared by the Bank's third party credit card processor and did not extend its assessment to the relevant aspects of the Bank's compliance that are the responsibility of the third party credit card processor. Based upon this assessment and the delivery of the accountant's letters pursuant to Section 3.06(a) and (b), the Bank was in compliance, as of June 30, 1996 and for the compliance periods then ended, with the relevant convenants and conditions identified in the Appendix for the compliance periods specified in the Appendix. In addition, the Bank did not identify any instances of noncompliance in performing the assessment.

July 17, 1996                            First USA Bank by:



                                         /s/ Randy Christofferson
                                         ------------------------
                                         Randy Christofferson
                                         President



                                         /s/ George P. Hubley
                                         ------------------------
                                         George P. Hubley
                                         Chief Financial Officer



                                         /s/ Peter W. Atwater
                                         ------------------------
                                         Peter W. Atwater
                                         Executive Vice President

                                  APPENDIX 1



                                                                            PSA    SUPPLEMENT     COMPLIANCE      COVENANTS AND
              TRUST SERIES                            TRUSTEE               DATE      DATE          PERIOD          CONDITIONS
- -------------------------------------------------------------------------------------------------------------------------------
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      9/1/92   7/1/95 - 6/30/96        (1), (2)
 Series 1992-1
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      5/1/93   7/1/95 - 6/30/96        (1), (3)
 Series 1993-1
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     10/1/93   7/1/95 - 6/30/96        (1), (4)
 Series 1993-2
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     10/1/93   7/1/95 - 6/30/96        (1), (4)
 Series 1993-3
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      4/5/94   7/1/95 - 6/30/96        (1), (5)
 Series 1994-1 *
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     4/14/94   7/1/95 - 6/30/96        (1), (5)
 Series 1994-2 **
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      6/1/94   7/1/95 - 6/30/96        (1), (2)
 Series 1994-3
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      6/1/94   7/1/95 - 6/30/96        (1), (2)
 Series 1994-4
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     7/30/94   7/1/95 - 6/30/96        (1), (2)
 Series 1994-5
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     7/30/94   7/1/95 - 6/30/96        (1), (2)
 Series 1994-6
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     11/8/94   7/1/95 - 6/30/96        (1), (2)
 Series 1994-7
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     11/8/94   7/1/95 - 6/30/96        (1), (2)
 Series 1994-8
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      3/1/95   7/1/95 - 6/30/96        (1), (2)
 Series 1995-1
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      3/1/95   7/1/95 - 6/30/96        (1), (2)
 Series 1995-2
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     5/16/95   7/1/95 - 6/30/96        (1), (2)
 Series 1995-3
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     9/14/95  9/14/95 - 6/30/96        (1), (2)
 Series 1995-4
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     9/14/95  9/14/95 - 6/30/96        (1), (2)
 Series 1995-5
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92     12/7/95  12/7/95 - 6/30/96        (1), (2)
 Series 1995-6
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      3/6/96   3/6/96 - 6/30/96        (1), (2)
 Series 1996-1
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      5/2/96   5/2/96 - 6/30/96        (1), (6)
 Series 1996-E1***
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      6/4/96   6/4/96 - 6/30/96        (1), (2)
 Series 1996-2
First USA Credit Card Master Trust        The Bank of New York (Delaware)  9/1/92      6/6/96   6/6/96 - 6/30/96        (1), (2)
 Series 1996-3 ****

PSA AND PSA SUPPLEMENT COVENANTS AND CONDITIONS
- -----------------------------------------------
(1) PSA Sectons - 2.06, 2.07, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a) and (b),
    and 4.03
(2) PSA Supplement Sections - 4.09, 4.12, and 5.02
(3) PSA Supplement Sections - 4.08, 4.11, and 5.02
(4) PSA Supplement Sections - 4.8, 4.11, and 5.2
(5) PSA Supplement Sections - 4.06, 4.09, and 5.02
(6) PSA Supplement Sections - 4.09, 4.11, and 5.02

*    Receivables backed Commercial Paper Program dated April 5, 1994
**   Receivables backed Commercial Paper Program dated April 14, 1994
*** Receivables backed Committed Credit Enhancement Facility dated May 2, 1996 **** Receivables backed European Transaction dated June 6, 1996